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                                                                    Exhibit 23.1


                               MILLER, ELLIN & COMPANY
                             Certified Public Accountants
                                  450 Seventh Avenue
                              New York, N.Y. 10123-0101
                                         ____
                                    (212) 695-2740
                                         ___
                                  Fax (212) 239-8579




                          CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Micro Bio-Medics, Inc. ("Micro") of our report dated January 31, 1996 relating to the financial statements of Micro which appears on page F-2 of Micro's Annual Report on Form 10-K for the year ended November 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts."


                                                  MILLER, ELLIN & COMPANY


March 22, 1996
                                         A-18